Exhibit 99.2

THE FIRST AMERICAN CORPORATION

RESTRICTED STOCK AWARD AGREEMENT

This RESTRICTED STOCK AWARD AGREEMENT (this “Agreement”), dated as of March 31, 2006, is made between The First American Corporation, a California corporation (the “Company”), and Frank V. McMahon (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Board of Directors and Compensation Committee of the Board of Directors of the Company (the “Committee”) has, pursuant to the terms and subject to the conditions and restrictions of this Agreement, approved the award to the Executive of 33,334 Common shares, $1.00 par value, of the Company (“Restricted Stock”).

NOW, THEREFORE, in consideration of the Executive’s services in the employ of the Company and/or its subsidiaries and as an inducement and incentive to the Executive to perform the Executive’s duties and fulfill his responsibilities on behalf of the Company or its subsidiaries at the highest level of dedication and competence, and other good and valuable consideration, receipt of which is hereby acknowledged, subject to the terms, conditions and restrictions set forth in this Agreement, the Company hereby awards the Restricted Stock to the Executive, and in connection with such award, the Company and the Executive hereby agree as follows:

1. Restriction Period. The shares of Restricted Stock are subject to forfeiture as provided below during the five year period (the “Restriction Period”) commencing on the date of this Agreement and ending (i) as to 6,667 shares of the Restricted Stock on March 31, 2007, (ii) as to an additional 6,667 shares of the Restricted Stock on March 31, 2008, (iii) as to an additional 6,667 shares of the Restricted Stock on March 31, 2009, (iv) as to an additional 6,667 shares of the Restricted Stock on March 31, 2010, and (v) as to the remaining 6,666 shares of the Restricted Stock on March 31, 2011.

2. Certificates. The Executive acknowledges that upon receipt of five stock certificates, each registered in the Executive’s name, four of which shall be for 6,667 shares of the Restricted Stock and one of which shall be for 6,666 shares of the Restricted Stock (each, a “Certificate”), the Certificates shall bear the following legend and such other legends as may be required by law:

“The Common shares represented by this certificate are subject to the restrictions, terms and conditions (including forfeiture) set forth in a Restricted Stock Award Agreement, dated as of March 31, 2006, between The First American Corporation and the registered owner (the “Agreement”). Copies of the Agreement are on file in the offices of the Secretary, The First American Corporation, 1 First American Way, Santa Ana, California 92707.”

The Executive agrees that, upon issuance, the Certificates shall be deposited with the Company, or such other escrow holder as the Committee may appoint, together with a stock power endorsed in blank or other appropriate instrument of transfer, to be held by the Company or such escrow holder until the expiration of the applicable portion of the Restriction Period. The foregoing to the contrary notwithstanding, the Executive agrees that, in the Company’s discretion, the Executive’s ownership of the Restricted Stock may be evidenced solely by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated stock transfer agent in the Executive’s name. Upon expiration of the applicable portion of the Restriction Period, a Certificate representing the Company’s Common shares as to which the Restriction Period has so lapsed shall be delivered to the Executive by the Company, subject to satisfaction of any tax obligations in accordance with paragraph 5 hereof.

3. Terms and Conditions.

(a) The Executive acknowledges that prior to the expiration of the applicable portion of the Restriction Period, the Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise disposed of (whether voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy)). Upon the expiration of the applicable portion of the Restriction Period, as set forth in paragraph 1 hereof, the restrictions set forth in this Agreement with respect to the Restricted Stock theretofore subject to such expired Restriction Period shall lapse, except as may be provided in accordance with paragraph 7 hereof.

(b) The provisions of Sections 1 and 3(a) of this Agreement to the contrary notwithstanding, if the Executive resigns for Good Reason (as defined below) or is terminated without Cause (as defined below), in either case prior to the expiration of the Restriction Period, the Restriction Period shall terminate, and all of the shares of Restricted Stock not theretofore forfeited in accordance with this Agreement shall become fully vested and nonforfeitable, as of the date of such resignation or termination, as applicable. If the Executive ceases to be employed by the Company or its subsidiaries prior to the complete expiration of the Restriction Period under circumstances other than those set forth in the immediately preceding sentence, the Executive agrees that the Restricted Stock with respect to which the Restriction Period has not yet expired will be immediately and unconditionally forfeited and revert to the Company, without any action required by the Executive or the Company, to the extent that the Restriction Period had not ended in accordance with paragraph 1 hereof as of the date of such cessation of employment; provided, however, that if the Executive’s employment so terminates, the Committee may, in its discretion, for whatever reason the Committee considers to be in the interests of the Company, waive all or a part of the application of this forfeiture provision to the Restricted Stock.

(c) The provisions of Section 1 and 3(a) of this Agreement to the contrary notwithstanding, in the event of a Change of Control (as defined below), the Restriction Period shall terminate, and all of the shares of Restricted Stock not theretofore forfeited in accordance with this Agreement shall become fully vested and nonforfeitable, effective immediately prior to such Change of Control.

(d) For purposes of this Agreement:

“Cause” means willful misconduct of Executive material to Executive’s employment, violation by Executive of laws or regulations material to Executive’s employment or gross negligence of Executive in the performance of his duties to the Company;

“Change of Control” means (1) as of any date on which the Company has in effect an incentive compensation plan or plans that contain a definition of “change of control”, “change in control” or similar defined term, the meaning given to such term in such plan or if the Company has in effect more than one such plan, the most recently adopted plan, or (2) as of any date on which the Company does not have in effect an incentive compensation plan that contains a definition of “change of control”, “change in control” or similar defined term, shall have the meaning given thereto in the incentive compensation plan of the Company last in effect that contains such a term; and

“Good Reason” means with respect to Executive resignation as an employee of the Company, either (a) a change, without his prior consent and approval, in the terms of his employment, positions, duties, responsibilities or reporting relationships that is reasonably considered by Executive to be adverse and material to his employment with the Company or (b) a breach by the Company of a material provision of that certain letter agreement, dated February 21, 2006, between the Company and Executive.

4. Rights as a Shareholder. The Executive shall have all rights of a shareholder (including, without limitation, dividend and voting rights) with respect to the Restricted Stock, for record dates occurring on or after the date of this Agreement and prior to the date any such shares of Restricted Stock are forfeited in accordance with this Agreement. Any stock dividends or other distributions paid in the Company’s Common shares or other securities with respect to the Restricted Stock shall, during the Restriction Period, be deposited with the Company or any holder appointed pursuant to paragraph 2 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Executive’s book-entry account established under paragraph 2 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Restriction Period) as the Restricted Stock in connection with which such dividend or distribution was paid and otherwise considered to be such Restricted Stock for all purposes hereunder. Any cash dividends paid with respect to the Restricted Stock shall, during the Restriction Period, be used to purchase from the Company additional shares of Restricted Stock at a per share price equal to the closing price of the Company’s Common shares on the New York Stock Exchange on the payment date for such dividend and such Restricted Stock shall be deposited with the Company or any holder appointed pursuant to paragraph 2 hereof, together with a stock power endorsed in blank or other appropriate instrument of transfer, or credited to the Executive’s book-entry account established under paragraph 2 hereof, as applicable, and shall be subject to the same restrictions (including, without limitation, the Restriction Period) as the Restricted Stock in connection with which such dividend was paid and otherwise considered to be such Restricted Stock for all purposes hereunder; provided, however, that cash shall be paid to Executive in lieu of any fractional share.

5. Taxes. The Executive acknowledges the existence of Federal, state and local income tax and employment tax withholding obligations with respect to the Restricted Stock and agrees that such must be met. If required by applicable law, the Executive shall be required to pay such taxes, if any, to the Company in cash upon the expiration of the Restriction Period (including any portion thereof) or such earlier dates as the Executive elects pursuant to Section

83(b) of the Code, or as of which the value of any shares of Restricted Stock first becomes includible in the Executive’s gross income for income tax purposes; provided, however, that the Committee may permit the Executive to elect withholding of the Company’s Common shares otherwise deliverable to the Executive, in full or partial satisfaction of such tax obligations; provided further, however, the amount of the Company’s Common shares so withheld shall not exceed the minimum statutory withholding tax obligation. If tax withholding is required by applicable law, in no event shall Common shares of the Company be delivered to the Executive until he has paid to the Company in cash the amount of such tax required to be withheld by the Company or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax. In the event that the Executive elects immediate Federal income taxation with respect to all or any portion of this award of Restricted Stock pursuant to Section 83(b) of the Code, the Executive agrees to deliver a copy of such election to the Company within ten days after filing such election with the Internal Revenue Service.

6. Cancellation. The award of Restricted Stock set forth in this Agreement shall be subject to cancellation by the Company unless within forty days of the date first hereinabove set forth the Executive delivers or mails a copy of this Agreement, duly executed by the Executive, to the Company, and any stock certificates for the Restricted Stock together with stock powers endorsed by the Executive in blank, or other appropriate instruments of transfer, if applicable, to the Company or the holder appointed pursuant to paragraph 2 hereof.

7. Compliance with Laws. This Agreement and the obligation of the Company to transfer shares of the Company’s Common shares hereunder shall be subject to (a) all applicable Federal and state laws, rules and regulations and (b) any registration, qualification, approvals or other requirements imposed by any government or regulatory agency or body which the Committee shall, in its sole discretion, determine to be necessary or applicable.

8. No Employment. This Agreement shall not confer upon Executive any express or implied right to be retained in the service of the Company or any of its subsidiaries for any period or at all, nor restrict in any way the right of the Company or any of its subsidiaries, which right is hereby expressly reserved, to terminate his service or employment at any time with or without Cause.

9. Notices. Any notice or other communication required or permitted hereunder shall be in writing, signed and delivered in person or by registered or certified mail or reputable overnight courier, postage prepaid, and, if to the Executive, addressed to the Executive at his last known address as set forth in the Company’s payroll records, and, if to the Company, addressed as follows:

The First American Corporation

1 First American Way

Santa Ana, California 92707

Attention: General Counsel

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts executed and to be performed entirely within such state, without regard to the conflict of law provisions thereof.

11. Severability. If any of the provisions of this Agreement should be deemed unenforceable, the remaining provisions shall remain in full force and effect.

12. Assignment; Successors. This Agreement may not be transferred, assigned, pledged or hypothecated by either party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns, including, in the case of the Executive, his estate, heirs, executors, legatees, administrators, designated beneficiary and personal representatives.

13. Entire Agreement; Modification. This Agreement constitutes the entire understanding between the Executive and the Company regarding the Restricted Stock. Any prior oral or written agreements or understandings concerning the Restricted Stock are superseded by this Agreement. This Agreement may not be modified or amended, nor may any provision hereof be waived, in any way except in writing signed by the parties hereto.

14. Certain Other Representations and Covenants of the Executive. The Executive hereby represents and acknowledges that he has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Executive hereby agrees to be bound by all of the terms and provisions of this Agreement.

15. Counterparts. This Agreement has been executed in counterparts, each of which shall constitute one and the same instrument, and may be delivered by facsimile or email.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a duly authorized officer, and the Executive has executed this Agreement, both as of the day and year first above written.

“The Company”

THE FIRST AMERICAN CORPORATION

By	/s/ Parker S. Kennedy
	Name:	Parker S. Kennedy
	Title:	Chairman and Chief Executive Officer

“The Executive”

/s/ Frank V. McMahon
FrankV. McMahon